EXHIBIT 4

                            SHAREHOLDER'S AGREEMENT

      This Agreement (the "Shareholder's Agreement"), entered into on this 2nd day of December, 1994, by and among Western National Corporation (the "Company"), a Delaware corporation, and American General Corporation ("Stockholder"), a Texas corporation,

                             W I T N E S S E T H:

      WHEREAS, Stockholder will on the date hereof enter into an agreement with Conseco Investment Holding Company ("Conseco") to acquire 24,947,500 shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company, representing approximately 40% of the outstanding Common Stock (such 24,947,500 shares, together with any other shares of voting stock of the Company that may be acquired by Stockholder during the term of this Shareholder's Agreement, hereinafter referred to as the "Shares"); and

      WHEREAS, Company and Stockholder wish to establish certain rights and obligations of each to the other with respect to the Shares and their ownership by Stockholder;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       AGREEMENTS RESPECTING THE SHARES

      Section 1.1 Sale of Shares.

      (a)   Stockholder   hereby   agrees   that,   until   the   earlier   of
(i) January 1, 1999 or (ii) the date on which Michael J. Poulos ceases, as a result of death, disability, or resignation, to serve as Chief Executive Officer of the Company (such date being herein referred to in either event as the "Termination Date"), it will not, dispose of, or enter into an agreement providing for the disposal of, all or any portion of the Shares without the prior approval of the Company's Board of Directors (which approval will not be unreasonably withheld).

      (b) Notwithstanding the limitation in Section 1.1(a) hereof, nothing herein shall prevent Stockholder from selling all or any portion of the Shares
(i) in a  public  offering  intended to  result  in  widespread  distribution;
(ii) in a transaction under Rule 144 under the Securities Act of 1933 (the "Securities Act") in accordance with the volume limitations set forth therein;
(iii) in privately negotiated block trades; provided that the purchaser, together with its "affiliates" (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) and any members of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act), does not, after giving effect to such transaction, own "beneficially" (within the meaning of the Exchange Act) more than 4.9% of the outstanding Common Stock;
(iv) by Stockholder to an entity that is a direct or indirect majority controlled subsidiary of Stockholder if, but only if, either (x) the Shares to









be held by such subsidiary do not constitute a substantial part of such subsidiary's assets, and such subsidiary enters into a shareholders agreement with the Company on terms substantially consistent with this Shareholder's Agreement, or (y) Stockholder and such entity agree, for the benefit of the Company, that if such entity ceases to be an entity that is a direct or indirect majority controlled subsidiary of Stockholder, then such entity shall immediately transfer all shares of Common Stock owned by such entity to Stockholder or another entity that is then a direct or indirect majority controlled subsidiary of Stockholder; or (v) pursuant to a tender offer or exchange offer by the Company, a tender offer or exchange offer by a third party which has been approved by the Board of Directors of the Company or a merger or other business combination involving the Company which, in each case, is not solicited by the Stockholder and in which the Stockholder is treated on substantially comparable terms with other holders of the Common Stock; and (vi) subject to the Company's right of first refusal as set forth in Section 1.10, in response to, and pursuant to the terms of, any tender offer or exchange offer by a third party (other than an offer referred to in clause (v) of this Section 1.1(b)).

      Section 1.2 Certain Rights and Limitations.

      (a) The Stockholder agrees that, until the Termination Date, whether or not the Stockholder shall continue to own any voting securities of the Company, the Stockholder shall not, and shall cause each of its "affiliates" (as such term is used in Rule 12b-2 under the Exchange Act) not to, unless and until such shall have been specifically invited in writing by the Company, directly or indirectly (i) except as permitted by Section 1.2(b) below, acquire or make any proposal to acquire any voting securities of the Company or any securities that are exercisable, exchangeable, or convertible into voting securities of the Company or seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its subsidiaries,
(ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote or seek to advise or influence any person with respect to the voting of any securities of the Company, (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company,
(iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company,
(v) initiate or propose to the Company a shareholder proposal within the meaning of Rule 14a-8 under the Exchange Act, (vi) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other persons in connection with any of the foregoing, or make any equity investment in any other person that engages in, or offers or proposes to engage in, any of the foregoing (it being understood that, without limiting the generality of the foregoing, the Stockholder shall not be permitted to act as a joint bidder or co-bidder with any other person with respect to the Company or any of its subsidiaries);
(vii) make  any publicly disclosed proposal regarding any of the foregoing; or

(viii) call a shareholders meeting pursuant to the bylaw provision contemplated by Section 1.9(b) hereof. The Stockholder also agrees during such period not to make any proposal, statement or inquiry or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing, or request the Company, directly or indirectly, to amend, waive or terminate any provision of this paragraph (including this sentence).

      (b) Notwithstanding Section 1.2(a), Stockholder may (i) acquire securities by way of stock dividends or other distributions payable to holders of Common Stock of the Company generally; and (ii) acquire in any one twelve-month period a number of shares not in excess of 20% of the total number of shares of Common Stock outstanding as of the date such determination is made; provided, however, that prior to the Termination Date, Stockholder and its affiliates shall not in any event own "beneficially" (with the meaning of the Exchange Act) in excess of 79% of the total number of shares of Common Stock outstanding as of the date of any such determination.

      Section 1.3 Voting of Shares.

      (a) The Stockholder hereby agrees that, until the Termination Date, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder shall vote the Shares and any other voting securities of the Company with respect to the election of directors, at Stockholder's option, either (i) in the same proportion as the votes cast by the holders of all other voting securities of the Company, other than any votes cast by an Affiliated Holder or (ii) in favor of the slate of directors proposed by the Board of Directors of the Company; provided, however, that the Stockholder shall be permitted to vote the Shares, in its discretion, for the election as directors of individuals nominated by it in accordance with the terms of Article III hereof. For purposes of this Section 1.3(a), the term "Affiliated Holder" means any "person" or "group" (as such terms are defined for purposes of the provisions of Section 13(d) of the Exchange Act) that, together with its affiliates, is the beneficial owner, as determined pursuant to Rule 13d-3 under the Exchange Act, of securities representing 10% or more of the total voting power of all voting securities of the Company, exclusive of the Shares, outstanding and entitled to vote at the record date for any vote or consent with respect to which such determination is made.

      (b) The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares that is inconsistent with this Agreement.

      Section 1.4 Binding on Affiliates, etc. Stockholder agrees that the limitations applicable to Stockholder hereunder shall be equally applicable to each person or entity controlled by Stockholder, to the same extent as if each such person or entity were named as Stockholder hereunder.

      Section 1.5 Filing of Form 13D. Stockholder agrees that it will file an initial 13D representing that the acquisition of the Shares is for "investment purposes" and not for the purpose of acquiring or influencing control of the Company.

      Section 1.6 Resolution under Section 203. The Company hereby represents and warrants that its Board of Directors has duly adopted the resolution attached hereto as Exhibit A prior to entering into this Agreement.

      Section 1.7 Shareholder's Rights Plan. The Company agrees that so long as Stockholder (together with its majority owned subsidiaries) does not, through the sale or other disposition of its Shares, reduce its beneficial ownership of the Company's Common Stock below 40% (a "Disqualifying Disposition"), the Company will not adopt a shareholder's rights plan that would limit or adversely affect the rights of Stockholder. Notwithstanding termination of this Agreement by the occurrence of the Termination Date or otherwise, the provisions of this Section shall survive and continue in effect unless and until a Disqualifying Disposition occurs, unless this Agreement is terminated pursuant to an instrument in writing expressly terminating this Section.

      Section 1.8 Legend. Stockholder agrees that (i) it is acquiring the Shares for investment purposes for its own account, and will not effect a distribution thereof in violation of the registration provisions of the Securities Act; and (ii) that the Shares will bear the following legend:

      "The shares represented by this certificate (the "Shares") have not been registered under the Securities Act of 1933, and no sale, transfer or other disposition may be made of the Shares unless they have been so registered or Western National Corporation has been furnished evidence satisfactory to it that such registration is not required. The Shares are also subject to certain restrictions on transfer contained in a Shareholder's Agreement to which Western National Corporation and the registered holder are parties, a copy of which is on file with the Secretary of Western National Corporation."

      Section 1.9 Amendment to Articles and Bylaws.

      (a) The Company agrees to submit to its shareholders for consideration at its 1995 Annual Meeting, and to recommend the adoption of, an amendment (the "Amendment") eliminating the classification of its board of directors as provided in Article Ninth of its Certificate of Incorporation. Each current director whose term extends beyond the 1995 Annual Meeting, by his approval of this Agreement at a meeting held for such purpose, hereby agrees, subject to the approval of the Amendment by the shareholders of the Company, to take such action as may be necessary to limit his current term to the 1996 Annual Meeting and until his successor is elected and qualified.

      (b) The Company agrees to amend its Bylaws to permit any holder of 35% or more of the outstanding Common Stock of the Company to call a special meeting of shareholders of the Company for the purpose of removing and/or electing directors, and not to delete or limit such bylaw at any time prior to the occurrence of a Disqualifying Disposition as defined in Section 1.7 hereof. Notwithstanding the termination of this Agreement by the occurrence of the Termination Date or otherwise, the provisions of this Section shall survive and continue in effect unless and until a Disqualifying Disposition occurs, unless this Agreement is terminated pursuant to an instrument in writing expressly terminating this Section.

      Section 1.10      Right of First Refusal

      (a)   Prior  to  making  any sale  or  exchange  of  Shares pursuant  to
Section 1.1(b)(vi) in response to a tender offer or exchange offer (an "Offer"), the Stockholder shall give the Company the opportunity to purchase such Shares in the following manner:

            (i) The Stockholder shall give notice (the "Tender Notice") to the Company in writing of its intention to sell or exchange Shares in response to an Offer no later than four calendar days prior to the latest time (including any extensions) by which Shares must be tendered in order to be accepted pursuant to such Offer, specifying the number of Shares proposed to be tendered by the Stockholder and the purchase price per Share specified in the Offer at the time of the Tender Notice.

            (ii) If the Tender Notice is given, the Company shall have the right, exercisable by giving notice to the Stockholder at least two calendar days prior to the latest time after delivery of the Tender Notice by which Shares must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof), to purchase all, but not part, of the Shares specified in the Tender Notice (an "Exercise Notice"). The purchase price to be paid by the Company for any Shares purchased by it pursuant to this Section 1.10 shall be the final price per Share specified in the Offer on the Last Tender Date (as defined below). If the purchase price per Share specified in the Offer includes any property other than cash (the "Offer Noncash Property"), the purchase price at which the Company shall be entitled to purchase all, but not part, of the Shares specified in the Tender Notice shall be (u) the amount of cash per Share specified in such Offer (the "Cash Portion"), plus (v) an amount of cash per Share equal to the value of the Offer Noncash Property per Share (the "Cash Value of Offer Noncash Property"). If the Company exercises its right of first refusal by giving an Exercise Notice, the closing of the purchase of the Shares with respect to which such right has been exercised (the "Closing") shall take place at 3:00 p.m., New York City time (or, if earlier, two hours before the latest time by which shares must be tendered in order to be accepted pursuant to the Offer), on the last day on which shares must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) (the "Last Tender Date"), and the Company shall pay the purchase price for the Shares specified above as follows: (w) the payment of the Cash Portion shall occur at the Closing on the Last Tender Date, and (x) the payment of the Cash Value of Offer Noncash Property (if any) shall occur promptly after the determination of the value of the Offer Noncash Property (if any) but in no event later than 20 calendar days after the delivery of the Tender Notice (or, if later, at the Closing). The value of any Offer Noncash Property shall be determined by a nationally recognized investment banking firm selected jointly by the Company and the Stockholder or, in the event the Company and the Stockholder are unable to agree on the selection of such investment banking firm, by a nationally recognized investment banking firm to be selected jointly, as promptly as reasonably practicable, by a nationally recognized investment banking firm selected by the Company and a nationally recognized investment banking firm selected by the Stockholder.

      (b) The Stockholder shall be entitled to rescind its Tender Notice at any time prior to the Last Tender Date by notice in writing to the Company. If the Stockholder rescinds its Tender Notice pursuant to the immediately preceding sentence, the Company's Exercise Notice with respect to such offer shall be deemed to be immediately rescinded.

      (c) If the Company does not exercise its right of first refusal set forth in this Section 1.10 within the time specified for such exercise by giving an Exercise Notice, then the Stockholder shall be free to accept for all its Shares the Offer with respect to which the Tender Notice was given.

                                  ARTICLE II

                          SECURITIES ACT REGISTRATION

      Section 2.1 Demand Registration.

      (a) Stockholder may require the Company to register Shares proposed to be sold by it and/or any Holder under the Securities Act. Such a registration must relate to Shares with an aggregate fair market value of at least $50 million on the date of the Demand or, if less, all of the Shares owned by all Holders controlled by Stockholder. Each registration of shares pursuant to this Section 2.1 (a "Demand Registration") shall be for a firm commitment underwritten public offering through underwriter(s) managed by a manager (the "Manager") selected by Stockholder, provided such manager is reasonably acceptable to the Company (an "Underwriting"). The Company may select one additional underwriter to serve as co-managing underwriter (but not lead underwriter), provided that such underwriter is reasonably acceptable to Stockholder.

      (b) As used in this Article II: "Seller" means a Holder selling or proposing to sell Shares pursuant to any registration statement contemplated by this Section; "Registration Statement" means a registration statement under the Securities Act; "Prospectus" means a prospectus included in a registration statement or relating to an offer and sale of Shares registered under the Securities Act; and "Holder" means Stockholder, any subsidiary of Stockholder and any other person acquiring Shares on or after the date hereof and becoming a party to this Shareholder's Agreement in accordance with this Shareholder's Agreement.

      (c) The right to require a Demand Registration under subsection (a) may be exercised by giving notice (a "Demand") to the Company stating the number of shares proposed to be sold therein. The Company shall not be required to effect more than one Demand Registration in any six-month period nor more than an aggregate of six Demand Registrations pursuant to this
Article II.

      (d) Stockholder's right to a Demand Registration shall be deemed to have been satisfied upon (i) payment and delivery of the Shares to be sold in the related Underwriting, (ii) the failure of such a closing to occur due to a default by Stockholder or (iii) the withdrawal of the Demand Registration at the request of Stockholder after the related registration statement has been filed with the Securities and Exchange Commission, in accordance with
Section 2.3, unless such withdrawal is made because the Manager of the Underwriting advises the Company that the Underwriting cannot be successfully completed because of market conditions or adverse factors relating to the business, affairs or financial condition of the Company.

      Section 2.2 Term. Notwithstanding the termination of this Agreement due to the occurrence of the Termination Date or otherwise, the registration rights provided for in this Agreement shall survive and continue until the earliest to occur of (i) January 1, 2000; (ii) the date on which all remaining Shares are freely saleable without registration; or (iii) the date on which all Shares have been sold or otherwise disposed of by Stockholder, unless this Agreement is terminated pursuant to any instrument in writing expressly terminating this Section.

      Section 2.3 Registration Procedure.

      (a) The registration statement for each Demand Registration will include the Shares specified in the related Demand and notice given pursuant to subsection 2.1(c) and will be reasonably satisfactory to counsel for the Stockholder and counsel for the Manager (which term includes, where appropriate, counsel for the underwriters in the Underwriting). The registration statement will be filed under the Securities Act within 60 days after receipt of the Demand therefor, but the Company may postpone such filing for a period not exceeding an additional 45 days, by giving notice of such delay to the Stockholder and the Manager, if the Company's Board of Directors determines in good faith that such filing would interfere with a pending material acquisition, disposition, or financing of the Company; provided, that the Company may not exercise this right to delay such filing more than once in any twelve month period.

      (b) With respect to each Demand Registration, the Company will: (i) use its reasonable best efforts to cause the registration statement to become effective under the Securities Act at the earliest possible date; (ii) amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement contemplated by Section 2.4; (iii) furnish such number of copies of the registration statement, prospectuses, preliminary prospectuses and amendments or supplements thereto as the Manager may reasonably request; (iv) make generally available to its security holders an earnings statement satisfying the requirements of Section 10(a) of the Securities Act as promptly as practicable after the expiration of 12 months after the effective date of the registration statement; and (v) use its reasonable best efforts to register or qualify the Shares being registered in a Demand Registration under the securities or blue sky laws of such jurisdictions as the Manager may reasonably request and maintain such registrations or qualifications in effect for the period specified in the underwriting agreement contemplated by Section 2.4.

      (c) A Demand Registration may be withdrawn, subject to any required Securities and Exchange Commission approval and the related Underwriting terminated, at any time by the Stockholder, subject to the terms of
Section 2.7.

      Section 2.4 Underwriting Arrangements.

      (a) In connection with each Demand Registration, the Company and the Seller will enter into and perform their respective obligations under an underwriting agreement with the Manager (whether acting alone or for a syndicate of underwriters) containing representations, warranties, conditions, covenants and indemnities customarily included in such agreements, used by so-called "major bracket" underwriters for public offerings of common stock on the registration form being used in such registration. The public offering price and underwriting discounts or commissions in an Underwriting will be determined by agreement between the Holders and the Manager.

      (b) The Company will cooperate with the Holders, the Manager, counsel for the Manager and counsel for the Holders in their investigation of the Company, the preparation of the registration statement and the marketing of the Shares being sold in the Underwriting, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose. Each Holder participating in an Underwriting will furnish to the Company and the Manager such written information, powers of attorney and other documents as the Company, the Manager or their respective counsel may reasonably request in order to complete the Underwriting.

      Section 2.5 Holdback Agreements. At the request of the Manager in an Underwriting, the Company and each Holder will agree not to offer or sell any Common Stock (including Shares) for cash during the period beginning seven days prior to the effective date of the registration statement for such Underwriting and ending 90 days after such effective date except:
(i) pursuant to such Underwriting,  (ii) with the  consent of the Manager,  or
(iii) in the case of the Company, pursuant to a stock purchase, option or other employee benefit plan for employees and agents of the Company or any subsidiary thereof ("Benefit Plans"), outstanding warrants, options or rights (including the conversion rights of convertible securities), or any dividend reinvestment or similar plan.

      Section 2.6 Piggyback Rights. If at any time on or before the Termination Date, the Company proposes to file a registration statement under the Act for a public offering of Common Stock for cash (other than in connection with any sales referred to in clause (iii) of Section 2.5), it will give each Holder notice thereof and will include in such registration and any related underwritten public offering any Shares proposed to be sold by any Holder requesting such inclusion by notice given to the Company within ten days after the Company has given notice of such proposed registration. If such registration is an underwritten public offering and the managing underwriter thereof advises the Company that the offering would include more Common Stock than can be sold within a price range acceptable to the Company or other person on whose behalf the offering is being made, the amount to be sold therein by the Holders shall be reduced to the amount which in the opinion of such managing underwriter can be sold within such price range.

      Section 2.7 Expenses. The Company will bear all of its expenses of any piggyback registration contemplated by Section 2.6, except that each selling Holder shall pay its share of any underwriting discount or commission. With respect to the first three Demand Registrations, the Company shall pay, and, with respect to any Demand Registration thereafter, the Holders shall pay, all of the expenses of each Demand Registration including: (i) the costs of printing and shipping the prospectuses, supplements, underwriting agreements, blue sky surveys and stock certificates; (ii) the fees and expenses of the Company's counsel, accountants and transfer agents; (iii) the reasonable fees and expenses of the Manager's counsel for the blue sky qualification and survey; and (iv) all filing fees payable with respect to the Shares to be sold under the Securities Act, any blue sky laws, and to the National Association of Securities Dealers, Inc.; provided, however, that (x) each Holder shall in any event pay its share of any underwriting discount or commission, and
(y) each Holder shall reimburse the Company for its pro rata share of the Company's costs and expenses of any Demand Registration withdrawn as described in subsection 2.1(d)(iii), unless such withdrawal is due to adverse factors relating to the business, affairs, or financial condition of the Company as described in subsection 2.1(d)(iii).

      Section 2.8 Indemnification.

      (a) The Company shall indemnify and hold harmless each Seller, each director, officer and partner of such Seller, and each other person, if any, who controls such Seller within the meaning of the Securities Act
(collectively,  including   the  Seller,  such  Seller's  "Seller  Indemnified
Parties"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including, subject to subsection
(c) hereof, fees of counsel and any amounts paid in any settlement effected with the consent of the Company) to which any such Seller Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expense arises out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any preliminary or final prospectus contained therein or relating to an offer and sale of Shares registered under the Securities Act, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse such Seller Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any such person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

      (b) Each Seller shall indemnify and hold harmless the Company, each director and officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act (collectively, including the Company, the "Company Indemnified Parties"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including, subject to Subsection (c) hereof, fees of counsel and any amounts paid in settlement effected with the consent of such Seller) to which any such person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact required to be stated in any registration statement or any preliminary or final prospectus contained therein or relating to an offer and sale of Shares registered under the Securities Act, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Seller expressly for use therein.

      (c) Promptly after receipt by a Seller Indemnified Party or a Company Indemnified Party (each an "Indemnified Party") of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to the indemnification provisions contemplated by this Section 2.8, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of any obligations it may have under this Section 2.8 except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. In case any such action is brought against an Indemnified Party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after such notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such Indemnified Party or (ii) such Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Party), in any of which events the fees and expenses of counsel for the Indemnified Party shall be borne by the indemnifying party. An indemnifying party who does not assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all Indemnified Parties who have available to them the same defenses with respect to such claim, or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

      (d) If for any reason the indemnification provisions contemplated by Subsection (a) or (b) are unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnified Party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of determining relative fault, the intent, knowledge, access to information and opportunity to correct or prevent a statement or omission (x) of the Company shall also be attributable to the Company Indemnified Parties and (y) of a Seller shall be attributable to its Seller Indemnified Parties. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) hereof, any legal or other fees or expenses reasonably incurred by such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Seller in such capacity shall be required to contribute any amount in excess of the total proceeds received by it from the sale of Shares pursuant hereto.

      (e)   The indemnification and contribution provisions  contained in this
Section 2.8 shall (i) with respect to any Seller Indemnified Party, survive the transfer of Shares by its Seller and with respect to all Indemnified Parties shall survive the termination of rights under this Section 2.8,
(ii) be in addition to any rights or obligations under any underwriting agreement entered into pursuant to Section 2.4 and (iii) remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

      Section 2.9 Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Article II, the Company shall not be obligated to register Shares of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to Stockholder and its counsel, the sale or other disposition of such Holder's shares, in the manner proposed by such Holder, may be effected without registering such Shares under the Securities Act.

                                  ARTICLE III

                           DESIGNATION OF DIRECTORS

      Section 3.1 Appointment of Directors. Effective as of the closing of the acquisition of the Shares by Stockholder from Conseco, the Company agrees, if so requested by Stockholder, to appoint as directors (the "Stockholder Directors") two individuals specified by Stockholder to fill vacancies created by the resignation as directors of the two individuals previously designated by Conseco (the "Conseco Directors"), provided that the Conseco Directors shall have theretofore resigned their positions as directors of the Company; and provided further that the individuals specified by Stockholder shall be reasonably acceptable to the Company and shall not include any individual that is an officer, director, or employee of Stockholder or its majority controlled subsidiaries (an "Ineligible Person").

      Section 3.2 Nomination of Successors. So long as Stockholder shall continue to own beneficially at least 25% of the Company's outstanding shares of Common Stock, Stockholder shall have the right to designate nominees selected and proposed from time to time by the Board of Directors for election to the Board by the stockholders as successors to the Stockholder Directors; provided that the individuals designated by Stockholder shall be reasonably acceptable to the Company and shall not include an Ineligible Person. If the beneficial ownership of the Company's outstanding shares of Common Stock by Stockholder falls below 25%, but remains at least 20% or more, Stockholder shall have the right to designate one nominee selected and proposed from time to time by the Board for election to the Board by the stockholders as successor to one of the Stockholder Directors but only to the extent necessary such that Stockholder will continue to have one designee serving on the Board of Directors; provided that the individual designated by Stockholder shall be reasonably acceptable to the Company and shall not include an Ineligible Person. The Company shall use its best efforts to cause any nominee designated by Stockholder pursuant hereto to be elected by the stockholders including, without limitation, supporting the election of Stockholder designees in any proxy material prepared and circulated by the Company in connection with the election of directors. Notwithstanding the foregoing, the provisions of this Section 3.2 shall terminate on the Termination Date.

                                  ARTICLE IV

                                 MISCELLANEOUS

      Section 4.1 Interpretation.    This  Shareholder's  Agreement  shall  be
interpreted in accordance with the law of the State of Texas applicable to agreements made and performed therein.

      Section 4.2 Headings.   Headings are solely  for the convenience  of the
parties and shall not affect the interpretation of any provision of this agreement.

      Section 4.3 Sole Agreement. This Shareholder's Agreement constitutes the entire agreement and supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof; provided,however, that unless and until Stockholder acquires the Shares, the Confidentiality Agreement, dated as of November 18, 1994, between Stockholder and Company shall remain in full force and effect.

      Section 4.4 Amendments, etc.   This  Shareholder's Agreement may  not be
amended, modified, or waived in any respect except by an instrument in writing duly executed by the party or parties bound thereby.

      Section 4.5 Notices. All notices, requests or demands required or permitted by this Shareholder's Agreement: (i) shall be in writing;
(ii) shall be deemed to have been given, forwarded, made or delivered: (x) if delivered in person or by overnight courier service, when received, (y) if transmitted by fax, when so transmitted if evidence of completed transmission is received, and (z) if sent by registered or certified mail return receipt requested, on the earlier of the date of receipt or the fifth day after it is mailed; and (iii) shall be addressed: if to the Company, at 5555 San Felipe Road, Suite 900, Houston, Texas 77056, telephone (713) 888-7800, fax (713) 888-7894, Attention: General Counsel (or to such other address as the Company shall furnish by notice given to such Holder), and if to Stockholder, American General Corporation, at 2929 Allen Parkway, Houston, Texas 77019, telephone
(713)  522-1111,  fax  (713) 831-1300,  Attention:    Robert  M. Devlin,  Vice
Chairman, with copies to American General Corporation, at 2929 Allen Parkway, Houston, Texas 77019, telephone (713) 522-1111, fax (713) 831-1266,
Attention: Jon P. Newton, Senior Vice President and General Counsel, and to Skadden, Arps, Slate, Meagher & Flom, at 919 Third Avenue, New York, New York

10022,  telephone (212) 735-3000,  fax (212) 735-2000,  Attention:   Morris J.
Kramer (or to such other address as such party shall furnish by notice given to the Company).

      Section 4.6 Termination. Except as may otherwise be specifically provided herein, this Agreement shall terminate on the Termination Date, and all provisions of this agreement shall terminate as to any particular Shares, upon the completion of a sale of such Shares in accordance with the terms of this Agreement. This Shareholder's Agreement or any provision hereof may also be terminated by a document executed in the manner provided for amendments to this agreement in Section 4.4, with the same force and effect as provided therein.

      Section 4.7 Specific Performance, etc. Each person, by becoming a party to this agreement, acknowledges and agrees that its breach or nonperformance of any provision of this agreement, in accordance with the specific terms hereof, would result in irreparable harm to the Company and to each other Holder for which money damages would not provide an adequate remedy. Accordingly, each person (i) agrees that the Company, Stockholder, and each Holder shall be entitled to specific performance, injunctive or other equitable relief against such person in the event of its breach or other nonperformance of any of the provisions of this agreement; and (ii) waives any requirement for the securing or posting of any bond in connection with such remedy.

      Section 4.8 Counterparts. This Shareholder's Agreement may be executed in counterparts all of which together shall constitute a single agreement.

      Section 4.9 Effectiveness. This Shareholder's Agreement shall become effective upon the closing of the acquisition by Stockholder of the Shares; provided, however, this Shareholder's Agreement shall be of no force and effect if such closing does not occur prior to January 31, 1995.

      Section 4.10 Amendments to Employment Agreements. The Company hereby agrees that it will not alter, amend or rescind the amendments to the Employment Agreements of Messrs. Poulos, Scott, Graf and McGimsey attached hereto as Exhibits B, C, D and E in a manner that would adversely affect the exception from the change in control provisions for Stockholder contained therein.

      Section 4.11 Assignment. Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior consent of the other party except that the rights and obligations of
Stockholder may be assigned by Stockholder to any of its wholly owned subsidiaries but no such assignment shall relieve Stockholder of its obligations hereunder.

      IN WITNESS WHEREOF, this Shareholder's Agreement has been executed and delivered by the undersigned as of the date first above written.

                                    WESTERN NATIONAL CORPORATION



                                    By: /s/ Michael J. Poulos
                                    Name:  Michael J. Poulos
                                    Title: President


                                    AMERICAN GENERAL CORPORATION



                                    By: /s/ Harold S. Hook
                                    Name:  Harold S. Hook
                                    Title: Chairman and Chief Executive
                                                Officer

                                                                     EXHIBIT A




      RESOLVED, that the board of directors hereby approves the acquisition by American General of the Company's common stock from Conseco, which acquisition will result in American General becoming an "interested stockholder" within the meaning of Section 203 of the General Corporation Law of the State of Delaware.

                                                                     EXHIBIT B

                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement ("Amendment"), entered into as of this 2nd day of December, 1994, by and between Western National Corporation, a Delaware corporation ("Company"), and Michael J. Poulos ("Executive"),


                             W I T N E S S E T H:


            WHEREAS, the Company and Executive have previously entered into an Employment Agreement, dated September 9, 1993, providing for the employment of Executive by the Company (the "Employment Agreement"); and

            WHEREAS, the Company and Executive hereby wish mutually to amend the Employment Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Subject to paragraph 3, paragraph (y) of Section 10(d)(iii) of the Employment Agreement is hereby amended and restated in full as follows:

                        (y) no change of control shall be deemed to have occurred if and when any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or
                  Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of this paragraph, so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board. Notwithstanding the foregoing, any action taken or omitted to be taken by American General Corporation, a Texas corporation ("AG") or its majority controlled subsidiaries in accordance with and during the term of the Shareholder's Agreement, dated as of December 2, 1994, between the Company and AG, including, but not limited to, the acquisition of up to an aggregate 79% of the shares of Common Stock of the Company from time to time outstanding, and the designation by AG of not more than two individuals as directors of the Company, shall not constitute a change of control hereunder; provided that the acquisition by any person other than AG or a majority controlled subsidiary of AG of securities representing more than 25% of the outstanding voting securities of the Company shall not be deemed to be an action taken or not taken by AG or a majority controlled subsidiary of AG within the meaning of this Section.

                  2. Subject to the modification provided for in paragraph 1 hereof, the Employment Agreement shall remain in full force and effect.

                  3. This amendment shall become effective upon the consummation of the sale contemplated by the Stock Purchase Agreement, dated as of December 2, 1994, between Conseco Investment Holding Company and American General Corporation, providing for the acquisition by American General Corporation of 24,947,500 shares of Company common stock.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                    WESTERN NATIONAL CORPORATION




                                    By:    /s/  Richard W. Scott
                                          Richard W. Scott
                                          Executive Vice President



                                           /s/  Michael J. Poulos

                                          Michael J. Poulos

                                                                     EXHIBIT C

                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement ("Amendment"), entered into as of this 2nd day of December, 1994, by and between Western National Corporation, a Delaware corporation ("Company"), and Richard W. Scott ("Executive"),


                             W I T N E S S E T H:


            WHEREAS, the Company and Executive have previously entered into an Employment Agreement, dated February 8, 1994, providing for the employment of Executive by the Company (the "Employment Agreement"); and

            WHEREAS, the Company and Executive hereby wish mutually to amend the Employment Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Subject to paragraph 3, paragraph (y) of Section 10(d) of the Employment Agreement is hereby amended and restated in full as follows:

                        (y) no change of control shall be deemed to have occurred if and when any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or
                  Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of this paragraph, so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board. Notwithstanding the foregoing, any action taken or omitted to be taken by American General Corporation, a Texas corporation ("AG") or its majority controlled subsidiaries in accordance with and during the term of the Shareholder's Agreement, dated as of December 2, 1994, between the Company and AG, including, but not limited to, the acquisition of up to an aggregate 79% of the shares of Common Stock of the Company from time to time outstanding, and the designation by AG of not more than two individuals as directors of the Company, shall not constitute a change of control hereunder; provided that the acquisition by any person other than AG or a majority controlled subsidiary of AG of securities representing more than 25% of the outstanding voting securities of the Company shall not be deemed to be an action taken or not taken by AG or a majority controlled subsidiary of AG within the meaning of this Section.

                  2. Subject to the modification provided for in paragraph 1 hereof, the Employment Agreement shall remain in full force and effect.

                  3. This amendment shall become effective upon the consummation of the sale contemplated by the Stock Purchase Agreement, dated as of December 2, 1994, between Conseco Investment Holding Company and American General Corporation, providing for the acquisition by American General Corporation of 24,947,500 shares of Company common stock.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                    WESTERN NATIONAL CORPORATION




                                    By:    /s/  Michael J. Poulos
                                          Michael J. Poulos
                                          President



                                           /s/  Richard W. Scott

                                          Richard W. Scott

                                                                     EXHIBIT D

                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement ("Amendment"), entered into as of this 2nd day of December, 1994, by and between Western National Corporation, a Delaware corporation ("Company"), and John A. Graf ("Executive"),


                             W I T N E S S E T H:


            WHEREAS, the Company and Executive have previously entered into an Employment Agreement, dated February 8, 1994, providing for the employment of Executive by the Company (the "Employment Agreement"); and

            WHEREAS, the Company and Executive hereby wish mutually to amend the Employment Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Subject to paragraph 3, paragraph (y) of Section 10(d) of the Employment Agreement is hereby amended and restated in full as follows:

                        (y) no change of control shall be deemed to have occurred if and when any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or
                  Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of this paragraph, so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board. Notwithstanding the foregoing, any action taken or omitted to be taken by American General Corporation, a Texas corporation ("AG") or its majority controlled subsidiaries in accordance with and during the term of the Shareholder's Agreement, dated as of December 2, 1994, between the Company and AG, including, but not limited to, the acquisition of up to an aggregate 79% of the shares of Common Stock of the Company from time to time outstanding, and the designation by AG of not more than two individuals as directors of the Company, shall not constitute a change of control hereunder; provided that the acquisition by any person other than AG or a majority controlled subsidiary of AG of securities representing more than 25% of the outstanding voting securities of the Company shall not be deemed to be an action taken or not taken by AG or a majority controlled subsidiary of AG within the meaning of this Section.

                  2. Subject to the modification provided for in paragraph 1 hereof, the Employment Agreement shall remain in full force and effect.

                  3. This amendment shall become effective upon the consummation of the sale contemplated by the Stock Purchase Agreement, dated as of December 2, 1994, between Conseco Investment Holding Company and American General Corporation, providing for the acquisition by American General Corporation of 24,947,500 shares of Company common stock.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                    WESTERN NATIONAL CORPORATION




                                    By:    /s/  Michael J. Poulos
                                          Michael J. Poulos
                                          President



                                           /s/  John A. Graf

                                          John A. Graf

                                                                     EXHIBIT E

                       AMENDMENT TO EMPLOYMENT AGREEMENT


            This Amendment to Employment Agreement ("Amendment"), entered into as of this 2nd day of December, 1994, by and between Western National Corporation, a Delaware corporation ("Company"), and Arthur R. McGimsey ("Executive"),


                             W I T N E S S E T H:


            WHEREAS, the Company and Executive have previously entered into an Employment Agreement, dated November 9, 1993, providing for the employment of Executive by the Company (the "Employment Agreement"); and

            WHEREAS, the Company and Executive hereby wish mutually to amend the Employment Agreement;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  1. Subject to paragraph 3, paragraph (y) of Section 10(d) of the Employment Agreement is hereby amended and restated in full as follows:

                        (y) no change of control shall be deemed to have occurred if and when any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or
                  Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of this paragraph, so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board. Notwithstanding the foregoing, any action taken or omitted to be taken by American General Corporation, a Texas corporation ("AG") or its majority controlled subsidiaries in accordance with and during the term of the Shareholder's Agreement, dated as of December 2, 1994, between the Company and AG, including, but not limited to, the acquisition of up to an aggregate 79% of the shares of Common Stock of the Company from time to time outstanding, and the designation by AG of not more than two individuals as directors of the Company, shall not constitute a change of control hereunder; provided that the acquisition by any person other than AG or a majority controlled subsidiary of AG of securities representing more than 25% of the outstanding voting securities of the Company shall not be deemed to be an action taken or not taken by AG or a majority controlled subsidiary of AG within the meaning of this Section.

                  2. Subject to the modification provided for in paragraph 1 hereof, the Employment Agreement shall remain in full force and effect.

                  3. This amendment shall become effective upon the consummation of the sale contemplated by the Stock Purchase Agreement, dated as of December 2, 1994, between Conseco Investment Holding Company and American General Corporation, providing for the acquisition by American General Corporation of 24,947,500 shares of Company common stock.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                                    WESTERN NATIONAL CORPORATION




                                    By:    /s/  Michael J. Poulos
                                          Michael J. Poulos
                                          President



                                           /s/  Arthur R. McGimsey

                                          Arthur R. McGimsey
